                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                           DISTRIBUTIONS IN DOLLARS

                                PRIOR                                                                                        CURRENT
             ORIGINAL       PRINCIPAL                                                           REALIZED      DEFERRED     PRINCIPAL
CLASS      FACE VALUE         BALANCE      INTEREST          PRINCIPAL              TOTAL         LOSSES      INTEREST       BALANCE
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SA               0.00            0.00     81,121.06               0.00          81,121.06           0.00          0.00          0.00
A-1     34,557,488.00   31,536,550.68    166,880.91       1,142,842.46       1,309,723.37           0.00          0.00 30,393,708.22
A-2      4,607,666.00    4,204,874.31     22,250.79         152,379.03         174,629.82           0.00          0.00  4,052,495.28
B-1      1,256,636.00    1,248,707.22      6,607.74           1,541.80           8,149.54           0.00          0.00  1,247,165.42
B-2      1,466,076.36    1,456,826.10      7,709.04           1,798.76           9,507.80           0.00          0.00  1,455,027.34
SB               0.00            0.00          0.00               0.00               0.00           0.00          0.00          0.00
R                0.00      361,182.68          0.00               0.00               0.00           0.00     43,953.41    405,136.09

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TOTALS  41,887,866.36   38,808,140.99    284,569.54       1,298,562.05       1,583,131.59           0.00     43,953.41 37,553,532.35
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                           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                            PASS-THROUGH
                              PRIOR                                                             CURRENT                RATES
                           PRINCIPAL                                                          PRINCIPAL
CLASS      CUSIP             BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE        CURRENT          NEXT
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SA     23321PWW4            0.000000      1.936624           0.000000           1.936624       0.000000      2.508372%     2.489610%
A-1    23321PWX2          912.582265      4.829081          33.070762          37.899843     879.511503      6.350000%     6.350000%
A-2    23321PWY0          912.582273      4.829080          33.070763          37.899843     879.511510      6.350000%     6.350000%
B-1    23321PWZ7          993.690472      5.258277           1.226926           6.485203     992.463546      6.350000%     6.350000%
B-2    23321PXA1          993.690465      5.258280           1.226921           6.485201     992.463544      6.350000%     6.350000%
SB     23321PXB9            0.000000      0.000000           0.000000           0.000000       0.000000      1.300000%     1.300000%
R                           0.000000      0.000000           0.000000           0.000000       0.000000      6.350000%     6.350000%

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SELLER:                          Quality Mortgage USA, Inc.              ADMINISTRATOR:                          Erin E. Deegan
SERVICER:                      Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:              DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                          October 31, 1996                                                          Irvine, CA 92714
DISTRIBUTION DATE:                   November 25, 1996                               FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     November 25, 1996
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                            16,170.06
PLUS ADDITIONAL SERVICING FEES:
                                                                                                         ---------
                                                                                                         16,170.06

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                             (5,714.09)
                                                                                                         ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  10,455.97

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               11,872.82

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DELINQUENT
LOAN                                                        30-60                  61-90              91 +
INFORMATION:                                                DAYS                   DAYS               DAYS                     TOTAL
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PRINCIPAL BALANCE                                       1,361,285.68            572,473.40                0.00          1,933,759.08
NUMBER OF LOANS                                                   21                    10                   0                    31
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00        1,602,874.19          1,603,519.79
NUMBER OF LOANS                                                    0                     0                  24                    24
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00          765,060.10            818,104.08
NUMBER OF LOANS                                                    0                     0                   9                    10
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REO LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00           73,105.43             73,105.43

NUMBER OF LOANS                                                    0                     0                   1                     1
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   38,808,140.99
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 37,553,532.35

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             499
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                486

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.658372%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.639610%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                              1,236,521.44
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             6.350000%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         2.510583%

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                            Page 2 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     November 25, 1996
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     92.097751%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  81.262719%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.835032%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.217642%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.753919%



UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT :                                       396,508.59

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                                              ^Mortgage Loan Liquidation Detail

Distribution Date:                     November 25, 1996
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                                   Original            Cut-Off              Current        Realized     Net Liquidation  Liquidation
  Loan Number     Loan Group   Principal Balance  Principal Balance    Principal Balance     Loss           Proceeds         Date
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                            Page 4 of 4 (c) COPYRIGHT 1996 Bankers Trust Company